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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2002

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7935 (Commission File Number)	95-1528961 (IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 726-8000
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events

        International Rectifier Corporation ("IR") has previously reported this year in filings with the Securities and Exchange Commission that it sued Hitachi, Ltd., Hitachi America, Ltd. and Hitachi Semiconductor (America), Inc. in Federal District Court in Los Angeles in January 2002 for infringement of several IR patents.

        At IR's request, the District Court issued a preliminary injunction against certain infringing acts and, as a result of further action by the Court of Appeals for the Federal Circuit, as of August 2, 2002, Hitachi, Ltd., Hitachi America, Ltd. and Hitachi Semiconductor (America), Inc. were enjoined from making, using, offering for sale or selling in, or importing into, the United States certain Hitachi planar power MOSFETs. Trial in the case is currently scheduled for December 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: August 15, 2002	By:	/s/ GERALD A. KORIS
		Name:	Gerald A. Koris
		Title:	Secretary and General Counsel

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SIGNATURES